UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (date of earliest event reported):  October 26, 2006

Home Solutions of America, Inc.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-31711	99-0273889
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Dragon Street, Suite B, Dallas, Texas 75207
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code:                            (214) 623-8446

Former name of address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

                On October 26, 2006, the registrant, Home Solutions of America, Inc., a Delaware corporation ("Home Solutions"), and its wholly-owned subsidiary, Home Solutions Restoration of Louisiana, Inc., a Louisiana corporation ("HSR of Louisiana"), entered into an agreement providing for HSR of Louisiana to acquire Associated Contractors II, LLC, ("Associated Contractors"), a Louisiana limited liability company engaged in providing construction and rebuilding services to commercial and residential properties.  The acquisition closed on October 26, 2006.

                The acquisition was accomplished pursuant to an Agreement and Plan of Merger among Home Solutions, HSR of Louisiana, Associated and the prior owners of Associated dated October 26, 2006 (the "Merger Agreement") whereby Associated was merged with and into HSR of Louisiana, with HSR of Louisiana continuing as the surviving corporation following the merger.

                Consideration paid or to be paid to the prior owners of Associated in connection with the merger includes the following: (i) up to $9,000,000 in cash to be paid from accounts receivable of the Associated division of HSR of Louisiana (the "Associated Division") collected in the two-year period following the closing; (ii) 1,500,000 shares of Home Solutions' common stock, issued at the closing; and (iii) additional shares of common stock not to exceed $55,001 in value and in any event, not to exceed 900,000 shares, to be issued if and when necessary to cause the aggregate fair market value of the common stock issued to the prior owners of Associated to exceed by one dollar, the cash consideration paid to the prior owners of Associated under clause (i) above.  In addition, Home Solutions issued warrants to the prior owners of Associated exercisable for up to 2,000,000 additional shares of common stock at an exercise price of $.01 per share, that vest and become exercisable in increments of 100,000 shares for every $2.5 million in earnings before interest, taxes, depreciation and amortization ("EBITDA") in excess of $9 million in EBITDA earned by the Associated Division in the two-year period following the closing.  Home Solutions also agreed to pay the prior owners of Associated 5% of the net profits earned and collected by the Associated Division related to a specified future accounts receivable.

                The Merger Agreement contains various customary representations, warranties, covenants and agreements of the parties.  Pursuant to the Merger Agreement, Home Solutions agreed to file a registration statement with the Securities and Exchange Commission registering the common stock issued and issuable pursuant to the Merger Agreement, including the common stock issuable under the warrants, for resale under the Securities Act of 1933 within 12 months after the closing.  Home Solutions agreed that HSR of Louisiana would be provided with a line of credit of at least $15,000,000, the proceeds of which will be used for operational activities of HSR of Louisiana.  Home Solutions also agreed to indemnify the prior owners of Associated from personal guarantees entered into in connection with the business of Associated prior to the merger and to use commercially reasonable efforts to remove such persons from the personal guarantees after the closing.  The prior owners of Associated agreed not to compete with the Associated Division for two years after the closing.

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                Stephen Scott Sewell, who was the president of Associated prior to the merger, will serve as the Chairman of the Board of HSR of Louisiana, pursuant to the terms of an Employment Agreement entered into among Mr. Sewell, HSR of Louisiana and Home Solutions (the "Employment Agreement").  Under the Employment Agreement, Mr. Sewell is employed by HSR of Louisiana as Chairman of the  Board, which is the senior officer position of HSR of Louisiana, for a five year term.  Mr. Sewell's annual salary is $156,000 for fiscal years 2006 and 2007, subject to increase for future years.  Pursuant to the terms of the Employment Agreement, the employees of HSR of Louisiana (including Mr. Sewell) are entitled to an annual aggregate bonus equal to 5% of HSR of Louisiana's EBITDA in a given year, which amount shall be allocated among Mr. Sewell and the HSR of Louisiana employees, as determined by Mr. Sewell.  The Employment Agreement further provides that Mr. Sewell is entitled to receive reimbursement of business expenses, as well as employee benefits.  The Employment Agreement may be terminated by Mr. Sewell for good reason or by HSR of Louisiana without cause, in which case Mr. Sewell is entitled to receive  12 months of salary, bonus and health care coverage following the termination of employment.  The Employment Agreement may be terminated by Mr. Sewell without good reason or by HSR of Louisiana with cause, in which case Mr. Sewell is entitled to receive his salary through the date of termination.  In the event of Mr. Sewell's death or disability, he is entitled to receive his salary and health care coverage until the earlier of (i) the end of the term of the Employment Agreement, or (ii) the 90th day following the date of his death or disability.  Mr. Sewell agrees not to compete with Home Solutions or its subsidiaries for any reason while employed by HSR of Louisiana, and for a  one-year period following the date of his termination of employment within a specified market area.

Item 3.02               Unregistered Sales of Equity Securities.

                On October 26 2006, Home Solutions issued 1,500,000 shares of its common stock to the prior owners of Associated in connection with the merger of Associated with and into HSR of Louisiana, a wholly-owned subsidiary of Home Solutions.  Home Solutions also agreed to additional shares of common stock which shall not exceed $55,001 in value and, in any event, shall not exceed 900,000 shares, to be issued if and when necessary to cause the aggregate fair market value of the common stock issued to the prior owners of Associated to exceed by one dollar, the amount of cash consideration paid to the prior owners of Associated in connection with the merger.  In addition, Home Solutions issued warrants to the prior owners of Associated exercisable for up to 2,000,000 additional shares of common stock at an exercise price of $.01 per share, that vest and become exercisable in increments of 100,000 shares for every $2.5 million in EBITDA in excess of $9 million in EBITDA earned by the Associated Division of HSR of Louisiana in the two-year period following the closing of the merger.

                Pursuant to the Merger Agreement, Home Solutions agreed to file a registration statement with the Securities and Exchange Commission registering the common stock issued and issuable pursuant to the Merger Agreement, including the common stock issuable under the warrants.  The common stock and the warrants were issued in a private transaction in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  For further information regarding the merger, please see Item 1.01 above, which is hereby incorporated by reference.

Item 5.02               Election of Directors; Departure of Directors or Principal Officers; Appointment of Principal Officers.

                On October 26, 2006, the Board of Directors of Home Solutions increased the number of the members of its Board of Directors from six members to seven members, and, as contemplated by the Merger Agreement, appointed Stephen Scott Sewell as a member of its Board of Directors to fill the newly created vacant Board of Director seat, effective upon the merger of Associated into HSR of Louisiana.   Mr. Sewell is a 31% prior owner of Associated, and in such capacity, is entitled to receive 31% of the consideration paid and 31% of the common stock issued to the prior owners of Associated in connection with the merger.

                Effective as of the merger, Mr. Sewell is employed by HSR of Louisiana as its Chairman of the Board pursuant to an Employment Agreement entered into among Home Solutions, HSR of Louisiana and Mr. Sewell.  The position of Chairman of the Board is the senior officer position of HSR of Louisiana.  The terms of the Employment Agreement are described in Item 1.01 above.

                For his services as a member of the Board of Directors of Home Solutions, Mr. Sewell is entitled to receive the same compensation as the other non-independent members of the Board of Directors.  Under the current board compensation program, during the period from October 26, 2006 through the next annual meeting of the stockholders of Home Solutions, Mr. Sewell will be entitled to receive (i) a quarterly cash retainer payment equal to $5,000 for each fiscal quarter during which he serves as a member of the Board of Directors, (ii) $1,000 per meeting of the Board of Directors attended, (iii) if he is appointed to any committee, which is currently not anticipated to occur, $625 for each committee meeting attended, (iv) reimbursement of travel and other expenses related to attendance at board and committee meetings and (v) 10,000 shares of restricted common stock to be issued under the Home Solutions' stock plan, which shall vest ratably during the period of service.  The restricted shares will be subject to a lock-up agreement, pursuant to which the first 50% of the shares may not be sold until after December 31, 2006, and the second half of the shares may not be sold until after December 31, 2007.  For further information regarding the merger and Mr. Sewell's employment agreement, please see Item 1.01 above, which is hereby incorporated into this Item 5.02 by reference.

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Item 7.01               Regulation FD Disclosure.

On November 1, 2006, Home Solutions of America, Inc. issued a press release reporting that it acquired Associated Contractors II, LLC.  A copy of the November 1st press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference herein.

Limitation on Incorporation by Reference:  In accordance with general instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits.

2.1

Agreement and Plan of Merger by and among Home Solutions of America, Inc., Home Solutions Restoration of Louisiana, Inc., Associated Contractors II, LLC, Stephen Scott Sewell, William Aaron Bennett, William E. Edwards, William J. Bennett and BNOB Construction Services, LLC, dated as of October 26, 2006.

4.1

Warrant Certificate issued by Home Solutions of America, Inc. to Stephen Scott Sewell, William Aaron Bennett, William E. Edwards, William J. Bennett and BNOB Construction Services, LLC, dated as of October 26, 2006.

10.1	Executive Employment Agreement by and among Home Solutions Restoration of Louisiana, Inc., Home Solutions of America, Inc. and Stephen Scott Sewell, dated as of October 26, 2006.

99.1	Press Release dated November 1, 2006.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K, including the Exhibits attached hereto, contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "can" "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "seek," "estimate," "continue," "plan," "point to," "project," "predict," "could," "intend," "target," "potential," and other similar words and expressions of the future. Forward-looking statements may not be realized due to a variety of factors, including, without limitation, future economic, competitive and market conditions, regulatory framework, and future business decisions, and the other factors referenced in our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, which contains a list of specific risk factors that could cause actual results to differ materially from those indicated by our forward-looking statements made in this Current Report on Form 8-K, including the Exhibits attached hereto.

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SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                Home Solutions of America, Inc.

Date:  November 1, 2006                                                     By:              /s/ Frank J. Fradella
               Name:     Frank J. Fradella
               Title:       Chairman and Chief Executive Officer

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Exhibit Index

2.1

Agreement and Plan of Merger by and among Home Solutions of America, Inc., Home Solutions Restoration of Louisiana, Inc., Associated Contractors II, LLC, Stephen Scott Sewell, William Aaron Bennett, William E. Edwards, William J. Bennett and BNOB Construction Services, LLC, dated as of October 26, 2006.

4.1

Warrant Certificate issued by Home Solutions of America, Inc. to Stephen Scott Sewell, William Aaron Bennett, William E. Edwards, William J. Bennett and BNOB Construction Services, LLC, dated as of October 26, 2006.

10.1	Executive Employment Agreement by and among Home Solutions Restoration of Louisiana, Inc., Home Solutions of America, Inc. and Stephen Scott Sewell, dated as of October 26, 2006.

99.1	Press Release dated November 1, 2006.

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